UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 7, 2021
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One St. Paul’s Churchyard
London
United Kingdom		EC4M 8AP
(Address of principal executive offices)		(Zip Code)
+44 203-429-3950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry Into a Material Definitive Agreement

On January 7, 2021, TechnipFMC plc (the “Company”) entered into the following agreements related to its planned separation into two industry-leading, independent, publicly traded companies (the “Spin-off”):

•	a Separation and Distribution Agreement (the “SDA”) with Technip Energies B.V. (“Technip Energies”);

•	a Share Purchase Agreement (the “Share Purchase Agreement”) with Bpifrance Participations SA (“BPI”);

•	a Relationship Agreement with Technip Energies and BPI (the “Relationship Agreement”); and

•
a Commitment Letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., DNB Capital, LLC, Société Générale, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of America, N.A., BofA Securities, Inc., Standard Chartered Bank and The Northern Trust Company, and certain of their affiliates (collectively, the “Commitment Parties”).

The descriptions below of the SDA, Share Purchase Agreement, Relationship Agreement, and Commitment Letter, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete terms and conditions of the SDA, Share Purchase Agreement, Relationship Agreement, and Commitment Letter, copies of which are attached as Exhibit 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Separation and Distribution Agreement

The SDA sets forth Technip Energies’ agreements with the Company regarding the principal actions to be taken in connection with the Spin-off.

Transfer of Assets and Assumption of Liabilities. The SDA identifies the assets to be transferred, liabilities to be retained or assumed (as applicable) and contracts to be assigned to each of the Company and Technip Energies, the purpose of which is to ensure that, as at the time of the distribution of Technip Energies shares held by the Company to the Company’s shareholders in connection with the Spin-off (the “Distribution”), Technip Energies and Technip Energies’ subsidiaries own all of the assets required to operate the Technip Energies business and retain or assume (as applicable) all of the liabilities that relate to its business (whether arising prior to, at or after the date of execution of the SDA), unless otherwise agreed.

          The SDA provides for when and how such transfers, assumptions and assignments will occur (to the extent that such transfers, assumptions and assignments have not already occurred prior to the parties’ entry into the SDA). The SDA further sets forth the basis on which specified assets or liabilities (or any part thereof), the transfer of which is subject to a third party consent which has not been obtained by the date on which implementation of the separation occurs in the relevant jurisdiction, will continue to be held by the relevant transferor for the account, risk and economic benefit of, and at the cost of, the relevant transferee.

Conditions to Closing. The SDA also provides that several conditions must be satisfied, or waived by the Company, before the Spin-off can occur, including:

•
the SDA and the transactions contemplated by the SDA shall have been approved by each of the board of directors of the Company (the “TechnipFMC Board”) and Technip Energies (the “Technip Energies Board”), and such approvals shall not have been withdrawn;

•
the European prospectus (the “EU Prospectus”) filed in the Netherlands with the Stichting Autoriteit Financiële Markten (the “AFM”) registering the Technip Energies shares shall have been approved by the AFM, with no stop order in effect with respect thereto;

•
the actions and filings necessary or appropriate under applicable securities laws in connection with the Distribution shall have been taken or made, and, where applicable, have become effective or been accepted by the applicable governmental authority;

•
the registration statement on Form F-1 (the “Form F-1”) filed with the Securities and Exchange Commission registering the Technip Energies shares shall be effective under the U.S. Securities Exchange Act of 1934, as amended, with no stop order in effect with respect thereto and no proceedings for that purpose being pending before or threatened by the Securities and Exchange Commission;

•
the Technip Energies shares to be distributed to the Company’s shareholders in the Distribution shall have been accepted for listing on the Euronext Paris (Compartment A) stock exchange (“Euronext Paris”), subject to official notice of distribution;

•
the Spin-off shall have been completed and (i) the Company, as of the effective time of the Spin-off, shall have no further liability whatsoever under the financing arrangements of Technip Energies (including in connection with any guarantees provided by the Company or any of its subsidiaries) and (ii) Technip Energies, as of the effective time of the Spin-off, shall have no liability whatsoever under the financing arrangements of the Company;

•	the Distribution shall have been validly completed by Technip Energies to the Company;

•
the Company will have requested the resignation of each person who is an officer or director of the Company or any of its subsidiaries prior to the date of the Distribution (the “Distribution Date”) and who will continue solely as an officer or director of Technip Energies or any of its subsidiaries following the Distribution Date;

•	the Company will have entered into a Distribution Agent Agreement with, or provided instructions regarding the Distribution to, the distribution agent;

•	the transactions contemplated by the financing arrangements of each of the Company and Technip Energies shall have been consummated prior to or on the Distribution Date;

•	each of the ancillary agreements contemplated by the SDA shall have been duly executed and delivered by the parties thereto;

•	all material governmental approvals necessary to consummate the transactions contemplated by the SDA shall have been obtained and be in full force and effect;

•
no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the SDA shall be in effect, and no other event outside the control of the Company shall have occurred or failed to occur that prevents the consummation of the transactions contemplated by the SDA; and

•
no events or developments shall have occurred or exist that, in the judgment of the TechnipFMC Board, in its sole and absolute discretion, make it inadvisable to effect the transactions contemplated by the SDA, or would result in the transactions contemplated by the SDA not being in the best interest of the Company or its shareholders.

The Distribution. The SDA governs the rights and obligations of the parties with respect to the Spin-off and certain actions that must occur prior to the Distribution. The Company has sole and absolute discretion to determine whether, when and on what basis to proceed with all or part of the Distribution.

Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between Technip Energies, on the one hand, and the Company, on the other hand, will terminate effective as of the completion of the Spin-off, except specified agreements and arrangements that are intended to survive completion of the Spin-off that are either transactional in nature or at arms’ length terms.

Representations and Warranties. Technip Energies and the Company each provide customary representations and warranties as to each other’s respective capacity to enter into the SDA. Except as expressly set forth in the SDA or any ancillary agreement, neither Technip Energies nor the Company make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Spin-off. Except as expressly set forth in the SDA and certain other ancillary agreements, all assets will be transferred on an “as is,” “where is” basis.

Indemnification. Technip Energies and the Company each have agreed to indemnify the other and each of the other’s directors, officers, agents and employees against certain liabilities, in each case for uncapped amounts, incurred in connection with the Spin-off and Technip Energies’ and the Company’s respective businesses, including: (i) liabilities of Technip Energies or the Company, as applicable, resulting, directly or indirectly, from liabilities of the other party; (ii) any breach by Technip Energies or the Company, as applicable, of the SDA or the other agreements entered into between Technip Energies and the Company for purposes of effecting the Spin-off and providing a framework for Technip Energies’ relationship with the Company after the Spin-off; (iii) any third party claim that the use of licensed intellectual property by Technip Energies or the Company, as applicable, infringes upon the intellectual property rights of such third party; (iv) any guarantee, indemnification or contribution obligation, letter of credit reimbursement obligation, surety, bond or other credit support agreement, arrangement, commitment or understanding for the benefit of Technip Energies or the Company, as applicable, by the other party, except for any such liability relating to a liability of such beneficiary; (v) untrue statements or alleged untrue statements of material facts or omissions or alleged omissions to state a material fact required to be stated in the EU Prospectus or the Form F-1 necessary to make the statements in the EU Prospectus or the Form F-1 not misleading with respect to information contained therein; and (vi) any breach by Technip Energies or the Company of that certain Deferred Prosecution Agreement entered into as of June 25, 2019, by and between the Company and the U.S. Department of Justice. Additionally, the Company has agreed to indemnify Technip Energies and Technip Energies’ directors, officers, agents and employees against liabilities relating to, arising out of or resulting from any monetary penalty issued by the Parquet National Financier arising from its ongoing investigation as previously disclosed by the Company.

Release of Claims. Technip Energies and the Company each have agreed to release the other and its affiliates, successors and assigns, and all persons that, prior to completion of the Spin-off, have been the other’s shareholders, directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to Technip Energies’ and the Company’s respective businesses, provided that such release will not be effective with respect to: (i) any liability provided in or resulting from certain existing agreements between Technip Energies and the Company to the extent such liability is specified as not to terminate as of the effective time of the Spin-off; (ii) any liability provided in or resulting from a contract or understanding entered into after the effective time of the Spin-off between Technip Energies and the Company and Technip Energies’ and the Company’s respective affiliates; (iii) any liability assumed, transferred, assigned or allocated to Technip Energies and Technip Energies’ affiliates or the Company and its affiliates in accordance with the SDA or the other agreements entered into between Technip Energies and the Company for purposes of effecting the Spin-off and providing a framework for Technip Energies relationship with the Company after the Spin-off; or (iv) any liability that Technip Energies or the Company have with respect to indemnification or contribution pursuant to the SDA or otherwise for claims brought against Technip Energies or the Company by third parties that are governed by terms of the SDA.

Termination. Prior to the Distribution, the Company has the unilateral right to terminate or to modify the terms of the SDA. Neither Technip Energies nor the Company may rescind the SDA, except by an agreement in writing signed by Technip Energies and the Company, in any circumstances whatsoever following the completion of the Distribution.

Transfer of Technip Energies shares and American Depositary Receipts (“ADRs”) by the Company. Subject to certain limited exceptions, the Company will not, without the written consent of Technip Energies: (i) for a period of 60 days after the date of the Distribution, transfer, donate, sell, assign, pledge, hypothecate, grant a security interest in or otherwise dispose or attempt to dispose (“Transfer”) all or any portion of its interests or rights in any Technip Energies shares or ADRs; (ii) prior to a change of control of Technip Energies, Transfer any Technip Energies shares or ADRs to certain competitors of Technip Energies; (iii) prior to a change of control of Technip Energies, knowingly Transfer any Technip Energies shares or ADRs through an accelerated book build (an “ABB”), fully marketed offering or off-market sale to a person who would, upon completion of such Transfer, beneficially own 10% or more of the outstanding Technip Energies shares and ADRs or that would otherwise trigger a mandatory public tender offer under applicable Dutch and French laws; or (iv) prior to a change of control of Technip Energies, sell Technip Energies shares or ADRs on Euronext Paris or any other securities exchange on which such Technip Energies shares or ADRs become listed in excess of 25% of the average daily trading volume of the Technip Energies shares and ADRs for the five business days preceding the date of such sale. Until the Company beneficially owns less than 5% of the outstanding Technip Energies shares and ADRs, Technip Energies will, among other things, reasonably cooperate with the Company to (a) optimize (1) any offering of Technip Energies shares or ADRs by the Company that entails Technip Energies’ involvement in the form of a management road show and/or the preparation of a prospectus or similar offering document and (2) any sale of a block of Technip Energies shares and ADRs beneficially owned by the Company and (b) maintain the effectiveness of a universal registration statement and the listing of the Technip Energies shares on Euronext Paris. At least 3 business days prior to the announcement of any ABB relating to the sale of Technip Energies shares or ADRs by the Company, the Company shall deliver written notice to Technip Energies specifying in reasonable detail the number of Technip Energies shares or ADRs the Company intends to offer in such sale and any other material terms and conditions of the proposed ABB. Subject to certain adjustments and applicable law, at any time prior to the announcement of such ABB, Technip Energies may, in its sole discretion, deliver a written notice to the Company, which notice shall be binding upon Technip Energies and the Company, to purchase from the Company up to (i) a fixed euro amount of Technip Energies share or ADRs or (ii) a fixed number of Technip Energies shares or ADRs, in either case at a clearing price in the ABB. At least 15 business days prior to the announcement of a fully marketed offering of Technip Energies shares or ADRs by the Company, the Company shall deliver a written notice to Technip Energies stating the Company’s intention to undertake such fully marketed offering. Within 5 business days of the date on which such notice is delivered, Technip Energies may deliver a written notice to the Company requesting that Technip Energies and the Company engage in discussions regarding a potential purchase by Technip Energies of Technip Energies shares or ADRs from the Company. Upon receipt of such notice, the Company shall engage in good faith discussions regarding a potential purchase of Technip Energies shares or ADRs for a period of five business days.

Board Representation. The Company shall have the right to propose to the Technip Energies Board (i) two nominees, so long as it owns at least 18% of the outstanding number of Technip Energies shares and ADRs, in the aggregate, and (ii) one nominee, so long as it owns at least 5%, but less than 18%, of the outstanding number of Technip Energies shares and ADRs, in the aggregate. The Company will lose the right to designate any directors to the Technip Energies Board if its beneficial ownership of Technip Energies shares and ADRs decreases below 5% of the outstanding number of Technip Energies shares and ADRs, in the aggregate.

Voting Agreement. Until the earlier of (i) the time that the Company’s beneficial ownership of Technip Energies shares and ADRs decreases below 10% of the outstanding number of Technip Energies shares and ADRs, in the aggregate, and (ii) the occurrence of a change of control of Technip Energies, the Company has agreed to vote, or cause to be voted, all Technip Energies shares and ADRs beneficially owned by the Company (a) as recommended by the Technip Energies Board with respect to each such matter or (b) in the same proportion that the Technip Energies shares and ADRs not beneficially owned by the Company are voted for or against, or abstains with respect to each such matter, in each case at any general or special meeting of the shareholders of Technip Energies at which any of the following matters are submitted to a vote of holders of Technip Energies shares and ADRs: (A) the election of any directors to the Technip Energies Board, (B) the removal of any directors from the Technip Energies Board, (C) compensation of any member of the Technip Energies Board or any executive officer of Technip Energies, (D) remuneration policies, (E) the appointment of any third party auditor of Technip Energies, (F) statutory accounts, (G) annual discharge of the members of the Technip Energies Board, or (H) authorization delegated to the Technip Energies Board with respect to any right of Technip Energies to repurchase Technip Energies shares or ADRs, issue additional Technip Energies shares or ADRs or to exclude any preemptive rights granted in respect of any Technip Energies shares or ADRs. Until the earlier of (i) the occurrence of a change of control of Technip Energies and (ii) the termination of the Relationship Agreement, at any Technip Energies general or special meeting at which the election of any director that has been proposed by BPI pursuant to the Relationship Agreement is submitted to a vote of holders of Technip Energies shares and ADRs, the Company shall vote, or cause to be voted, all Technip Energies shares and ADRs beneficially owned by the Company in favor of the election of each such director.

Standstill. Until the Company beneficially owns less than 5% of the outstanding Technip Energies shares and ADRs, the Company will not, among other things, and subject to certain limited exceptions, without the prior written consent of Technip Energies: (i) effect, offer or seek to effect, propose or participate in any change of control, acquisition of, or merger, amalgamation, recapitalization, reorganization, business combination or other extraordinary transaction involving Technip Energies or any of its subsidiaries or any of its or their respective securities or assets; (ii) call, or seek to call a general or special meeting of the shareholders of Technip Energies or initiate any shareholder proposal for action by the shareholders of Technip Energies; (iii) form, join, or in any way participate in a Group (as defined in Section 13(d)(3) of the Securities Act of 1933, as amended) for the purpose of voting, acquiring, holding, or disposing of any Technip Energies share or ADRs; (iv) make or in any way participate, directly or indirectly, in any solicitation of proxies, consents or authorizations to vote, or seek to advise or influence any person with respect to the voting of, Technip Energies shares and ADRs; (v) nominate candidates for election to the Technip Energies Board or otherwise seek representation on the Technip Energies Board other than as expressly set forth in the SDA; (vi) publicly seek, alone or in concert with others, to control, advise, change or influence the management of Technip Energies or any of its subsidiaries, the Technip Energies Board or the governance or policies of Technip Energies or any of its subsidiaries; (vii) publicly seek to effect any material changes in the capitalization structure of Technip Energies; (viii) publicly propose to or seek to effect any amendment or modification to the constituent documents of Technip Energies; (ix) acquire, offer to acquire or agree to acquire (or seek or propose to acquire), by purchase or otherwise, beneficial ownership of any Technip Energies shares and ADRs, other than with respect to the Technip Energies shares and ADRs beneficially owned by the Company as a result of the Distribution or the Spin-off; (x) publicly propose to amend or waive any provision of Section 5.12 of the SDA; or (xi) enter into any discussion, negotiation, agreement, arrangement or understanding with another person with respect to any of the foregoing.

Mutual non-solicitation undertaking. Subject to certain customary exceptions, each of Technip Energies and the Company have agreed to a two-year mutual non-solicitation undertaking regarding the other party’s employees.

Mutual non-competition undertaking. Subject to certain customary exceptions, each of the Company and Technip Energies has agreed to a five-year mutual non-competition undertaking regarding the other party’s activities.

Other matters governed by the SDA. Other matters governed by the SDA include, without limitation, insurance arrangements, confidentiality, mutual assistance and information sharing after completion of the Distribution, treatment and replacement of credit support, and transfer of and post-separation access to certain books and records.

Share Purchase Agreement

Purchase Price and BPI Ownership. BPI will purchase from the Company a number of Technip Energies shares (the “Investment”) equal to (a) $200,000,000 (the “Purchase Price”) divided by (b) (i) the volume-weighted average price per share of Technip Energies shares on Euronext Paris over the thirty (30) consecutive trading days beginning on the first trading day after the Distribution Date (the “VWAP Period”), as such volume-weighted average price per share is reported by Euronext Paris (or, if Euronext Paris is not available for any reason, Bloomberg) or, if not reported by such source, is calculated on the last trading day of the VWAP Period with daily volume-weighted average price per share and daily volumes reported at the close of each trading day by Euronext Paris (or, if Euronext Paris is not available for any reason, Bloomberg), calculated to four decimal places multiplied by (ii) 0.94. BPI’s ownership (excluding shares BPI will receive in the Distribution for its current holdings) will be collared between 11.82% (the “Floor”) and 17.25% (the “Cap”). If the number of shares owed to BPI exceed the Cap, its ownership will be maintained at the Cap and the Purchase Price will be reduced accordingly. If the number of shares owed to BPI following the VWAP Period is below the Floor, BPI is entitled to terminate the Share Purchase Agreement, and if BPI decides to do so, the Company will refund the Purchase Price.

Conditions to Closing. The Share Purchase Agreement provides that several conditions must be satisfied, or waived by the Company or BPI, as applicable, including:

•	the transactions contemplated by the SDA, including the Distribution, shall have been consummated in all material respects;

•	the agreed competition law approvals shall have been obtained prior to May 31, 2021;

•
each of the following items shall be in a substantially similar form as provided or communicated to BPI: (i) the SDA, (ii) the provisions in the EU Prospectus and Form F-1 describing (A) the assets to be transferred to, and liabilities to be assumed by, Technip Energies in connection with the Spin-off, (B) the Distribution, (C) the Share Purchase Agreement, the Relationship Agreement and the Investment, (D) the post-Distribution Date governance and corporate office and headquarters of Technip Energies, and (E) the financial information related to Technip Energies;

•	the guidance published by Technip Energies, whether in the EU Prospectus or Form F-1 or otherwise, shall be conforming in all but de minimis respects to the guidance provided to BPI;

•
the pro forma gross financial indebtedness of Technip Energies (on a consolidated basis) as of the Distribution Date shall not exceed an aggregate amount of $900.0 million, of which no more than $150.0 million shall be commercial paper; and

•	the corporate office and headquarters of Technip Energies (including the management and main corporate functions) shall be located in France.

Termination. The Share Purchase Agreement may be terminated by written notice of either the Company or BPI if applicable conditions precedent are not satisfied or waived by May 31, 2021. In addition, the Share Purchase Agreement may be terminated by written notice of BPI to the Company if the number of shares owed to BPI following the VWAP Period would fall below the Floor or the Distribution Date has not occurred by March 30, 2021.

Relationship Agreement

Governance Rights. BPI shall have the right to propose to the Technip Energies Board (i) two nominees, so long as it owns at least 18% of the outstanding number of Technip Energies shares and ADRs, in the aggregate, and (ii) one nominee, so long as it owns at least 5%, but less than 18%, of the outstanding number of Technip Energies shares and ADRs, in the aggregate. As from the Distribution Date, BPI is entitled to propose two non-executive members for election at future general meetings occurring prior to the vote on the Company’s annual financial statements of the fiscal year following the year in which the Distribution Date occurs, regardless of the percentage of Technip Energies shares and ADRs it owns, subject to certain exceptions if the Investment is not completed.

Preemptive Rights. As long as BPI owns any Technip Energies shares, if the Technip Energies Board decides to issue additional shares, other than an Excluded Issuance, BPI has a preemptive right to purchase its pro rata shares based on its percentage ownership of Technip Energies shares. An “Excluded Issuance” means an issuance (i) as consideration of an acquisition, merger or similar transaction, (ii) pursuant to an income plan or equity incentive plan or (iii) of debt securities convertible into, or exchangeable for, Technip Energies shares.

Access and Information Rights. As long as BPI owns at least 10% of Technip Energies shares, Technip Energies will provide BPI with certain financial information to facilitate BPI’s financial reporting and oversight of its investment.

Covenants. Pursuant to the Relationship Agreement:

•
Until the earlier of (i) the date on which BPI no longer maintains beneficial ownership of any outstanding Technip Energies shares and (ii) a change of control of Technip Energies, at any Technip Energies general or special meeting at which the election of any director that has been proposed by the Company pursuant to the SDA is submitted to a vote of holders of Technip Energies shares and ADRs, BPI shall vote, or cause to be voted, all Technip Energies shares beneficially owned by BPI in favor of the election of each such director;

•
Until the expiration of three years after the Distribution Date, the Technip Energies Board will (i) not adopt a resolution to relocate the Technip Energies corporate office and headquarters and (ii) recommend that its shareholders vote against any proposal to do so.

Lock-Up. BPI agrees, subject to limited exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, beneficial ownership of any of its Technip Energies shares purchased in connection with the Investment for a period of 180 days after the Distribution Date without receiving the prior written consent of Technip Energies.

Termination. The Relationship Agreement terminates at the earlier of (i) mutual agreement, (ii) the date on which BPI no longer owns any of our shares or (iii) the termination of the Share Purchase Agreement.

Commitment Letter

In the Commitment Letter, certain of the Commitment Parties have committed to provide up to $1.85 billion in secured debt financing, including a $1.0 billion first lien senior secured revolving credit facility and an $850.0 million second lien senior secured bridge loan facility.

The funding and effectiveness of the debt facilities provided for in the Commitment Letter is subject to the satisfaction of the conditions set forth therein, including consummation of the proposed Spin-off. The proceeds of the debt financing provided for in the Commitment Letter will be used for general corporate purposes (including consummating the transactions contemplated by the SDA and paying transaction costs and expenses in connection therewith), refinancing certain existing debt and working capital.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2021 the Company announced the appointment of Alf Melin to Executive Vice President and Chief Financial Officer, effective January 25, 2021. Mr. Melin will succeed Maryann Mannen, who is leaving the Company to pursue an identified opportunity and will resign as Executive Vice President and Chief Financial Officer of the Company, also effective January 25, 2021.

Mr. Melin, age 51, began his career with the Company in 1995 and has held multiple leadership positions in finance, treasury and operations. He currently serves as Senior Vice President, Finance Operations, a position he has held since 2017, where he is responsible for the Company’s global finance activities across all segments. Additionally, he has direct oversight of finance operations for the Subsea segment. Prior to this, he held operational roles as Senior Vice President, Surface Americas, and General Manager, Fluid Control and held various other finance roles.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Separation and Distribution Agreement, dated as of January 7, 2021, by and between the Company and Technip Energies B.V.
10.2*	Share Purchase Agreement, dated as of January 7, 2021, by and between the Company and Bpifrance Participations SA
10.3*	Relationship Agreement, dated as of January 7, 2021, by and among the Company, Technip Energies B.V. and Bpifrance Participations SA
10.4	Commitment Letter, dated as of January 7, 2021, by and among the Company and the financial institutions party thereto.
99.1	News Release issued by the Company, dated January 12, 2021.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

		By:	/s/ Maryann T. Mannen
Dated:	January 12, 2021	Name:	Maryann T. Mannen
		Title:	Executive Vice President and Chief Financial Officer